UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2021

META FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 497-7497

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CASH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

To reflect the evolution and growth of its business, which includes multiple acquisitions and its corporate mission of “financial inclusion for all®,” Meta Financial Group, Inc., a Delaware corporation (“Meta Financial”), and MetaBank, National Association, a wholly-owned subsidiary of Meta Financial (“MetaBank,” together with Meta Financial, the “Company”) had embarked on a brand strategy review earlier this year. During the pendency of that review, the Company began discussions with respect to and executed a Purchase Agreement (the “Agreement”) on December 7, 2021 with Beige Key LLC, a Delaware limited liability company (“Assignee”). Pursuant to the Agreement, upon the terms and subject to the conditions set forth therein, the Company has assigned to Assignee for $60,000,000 in cash all of the Company’s worldwide right, title, and interest in and to: (i) company names and trade names including META and other META-formative names, including METABANK and META FINANCIAL GROUP; (ii) trademark registrations and common law rights for META and other META-formative marks; (iii) META and META-formative domain names and social media accounts; and (iv) all goodwill associated with the foregoing (collectively, the “META Marks and Names”). Subject to the terms and conditions set forth in the Agreement, within one year following the date of the Agreement, the Company has agreed to phase out and cease all use of the META Marks and Names, and change its corporate names to names that do not include “Meta.” From the date of the Agreement until the date such phase out is completed (the “Phase Out Period”), Assignee will grant to the Company a non-exclusive royalty free license in the United States and Canada to use the META Marks and Names in the manner used by the Company prior to the Agreement.

Pursuant to the Agreement, the Company will receive $50,000,000 upon execution and delivery of the Agreement and assignment of the META Marks and Names, and $10,000,000 will be paid to and held in escrow by a third-party bank escrow agent, to be released to the Company within three business days of Meta Financial’s certification to the escrow agent that the Phase Out Period has been completed.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an Exhibit to Meta Financial’s next periodic report filed under the Securities Exchange Act of 1934, as amended.

The Company plans to use a portion of the proceeds from payments received from the Assignee for the cost of implementing a new corporate mark and name. The Company is working through its plan and intends to give an estimate of rebranding costs when it announces results for first quarter of its 2022 fiscal year, which is expected to occur in late January 2022. The Company anticipates using the remainder of the proceeds for general corporate purposes, including tax-efficient capital allocation consistent with its previously discussed strategy.

Forward Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events, including those relating to the timing and content of its upcoming earnings release, its use of the proceeds from payments received from the Assignee, and the tax efficiency of the same. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements as a result of various risks, uncertainties and other factors. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission filings, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended September 30, 2021. Meta Financial expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of Meta Financial or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2021

META FINANCIAL GROUP, INC.

By:	/s/ Glen W. Herrick
Name:	Glen W. Herrick
Title:	EVP, Chief Financial Officer